Registraire des entreprises
Québec

Remplir les deux exemplaires du formulaire.

Déclaration modificative
Personne morale

Loi sur la publicité légale des entreprises individuelles, des sociétés et des personnes morales (L.R.Q., c. P-45, art. 34)

Nom de la personne morale - Inscrire le nom apparaissant actuellement au Registre des entreprises du Québec.

Nom	Obligatoire – Numéro d'entreprise du Québec (NEQ)
6709800 CANADA INC.	1 1 6 4 3 0 3 3 1 6

Remplir uniquement les sections où une modification doit être effectuée.

1 - Identification
Une modification au nom entraînera le remplacement du nom déclaré au registre. Inscrire le nouveau nom de la personne morale si celui-ci a été légalement changé. Cette déclaration ne constitue pas une procédure légale de changement de nom. Si ce nom est dans une autre langue que le français, déclarer la version française de ce nom s'il en existe une, sinon voir la section 4E.

A) Nom et domicile

Nouveau nom

Version dans une autre langue, s'il y a lieu

Domicile - Inscrire la nouvelle adresse, s'il y a lieu.

N°	Nom de la rue, app./bureau

Municipalité/ville	Province/État

Code postal	Pays

B) Domicile élu (adresse de correspondance)

Marquer d'un X si vous désirez retirer l'adresse de correspondance déjà déclarée au registre. ☐

Pour déclarer ou modifier une adresse de correspondance, remplir toutes les cases ci-dessous.

Nom du destinataire

N°	Nom de la rue, app./bureau

Municipalité/ville	Province/État

Code postal	Pays

2 - Forme juridique
Inscrire le code correspondant à la nouvelle forme juridique. Cette dernière ne peut être modifiée que dans les limites légales permises.

Codes : CIE Compagnie — MUT Mutuelle d'assurance — SYC Syndicat de copropriété — COP Coopérative — APE Association personnifiée — AU Autre

Si autre, le détailler obligatoirement.

Code	Loi constitutive	Lieu (province/État/pays)	Date de constitution

3 - Dispositions particulières
Si l'espace prévu est insuffisant, joindre une annexe remplie en deux exemplaires, en indiquant votre NEQ et la section correspondante.

A) Continuation ou transformation

Marquer d'un X si la personne morale a fait l'objet d'une continuation ou d'une transformation depuis sa dernière déclaration et inscrire l'information appropriée.

Continuation ☐ Transformation ☐	Nouvelle loi applicable	Lieu (province/État/pays)	Année / Mois / Jour

B) Fusion ou scission - Marquer d'un X si la personne morale a fait l'objet d'une fusion simplifiée ou d'une scission depuis sa dernière déclaration et inscrire l'information appropriée.

Fusion ☐ Scission ☐	Lieu (province/État/pays)	Année / Mois / Jour

Inscrire les nom, domicile et numéro d'entreprise du Québec (NEQ), s'il y a lieu, de toutes les personnes morales partie à cette fusion simplifiée (les composantes) ou à cette scission.

Numéro d'entreprise du Québec (NEQ) 1 1	Numéro d'entreprise du Québec (NEQ) 1 1
Nom	Nom
N° / Nom de la rue, app./bureau	N° / Nom de la rue, app./bureau
Municipalité/ville / Province/État	Municipalité/ville / Province/État
Code postal / Pays	Code postal / Pays

Déposé le
27 AOUT 2009
au registre des entreprises

Numéro d'entreprise du Québec (NEQ)										
NEQ	1	1	6	4	3	0	3	3	1	6

3 - Dispositions particulières (suite)

C) Avis d'intention de dissolution ou de liquidation - Marquer la case appropriée d'un X

Lorsque l'avis d'intention de se dissoudre se rapporte à une personne morale régie par *la Loi sur les compagnies*, une demande de dissolution doit également être présentée au REQ.

La personne morale déclare qu'elle a l'intention:		La personne morale déclare qu'elle n'a plus l'intention :	
de se liquider ou de demander sa liquidation ☐	de se dissoudre ou de demander sa dissolution ☐	de se liquider ou de demander sa liquidation ☐	de se dissoudre ou de demander sa dissolution ☐

4 - Informations générales

A) Nature des deux principaux secteurs d'activité de la personne morale

En cas de modification, réinscrire les deux principaux secteurs d'activité.

	Réservé à l'administration
1er secteur d'activité	Code d'activité
2e secteur d'activité (s'il y a lieu)	Code d'activité

B) Nombre de salariés au Québec - Marquer la case appropriée d'un X

O Aucun ☐	A De 1 à 5 ☐	C De 11 à 25 ☐	E De 50 à 99 ☐	G De 250 à 499 ☐	I De 750 à 999 ☐	K De 2 500 à 4 999 ☐
	B De 6 à 10 ☐	D De 26 à 49 ☐	F De 100 à 249 ☐	H De 500 à 749 ☐	J De 1 000 à 2 499 ☐	L 5 000 et plus ☐

C) Période d'existence

Si l'existence légale de la personne morale est limitée dans le temps, inscrire la date de cessation prévue. Année | Mois | Jour

D) Identification des établissements au Québec

- Tout changement concernant l'établissement principal doit être déclaré dans la section prévue à cette fin.
- Pour ajouter ou retirer un établissement, inscrire l'adresse de cet établissement en précisant le nom qui le désigne et les deux principaux secteurs d'activité qui y sont exercés.
- Pour modifier soit le nom, l'adresse, les deux principaux secteurs d'activité d'un établissement ou une activité à déclaration obligatoire, inscrire toutes les coordonnées désignant cet établissement sous ajout et toutes les coordonnées déjà déclarées sous retrait.
- Si vous avez cessé d'utiliser un nom déclaré dans un établissement, veuillez également le retirer dans la section « Autres noms utilisés au Québec ».

Établissement principal au Québec

Ajout		Retrait	
Nom		Nom	
N°	Nom de la rue, app./bureau	N°	Nom de la rue, app./bureau
Municipalité/ville		Municipalité/ville	
Province	Code postal	Province	Code postal
Principaux secteurs d'activité de cet établissement	Réservé à l'administration	Principaux secteurs d'activité de cet établissement	Réservé à l'administration
1er secteur d'activité	Code d'activité	1er secteur d'activité	Code d'activité
2e secteur d'activité (s'il y a lieu)	Code d'activité	2e secteur d'activité (s'il y a lieu)	Code d'activité
→ ***Activité à déclaration obligatoire : Marquer d'un X si vous exploitez un point de vente de tabac au détail (001).*** ☐		→ ***Activité à déclaration obligatoire : Marquer d'un X si vous avez cessé d'exploiter un point de vente de tabac au détail (001).*** ☐	

Autres établissements

Ajout		Retrait	
Nom		Nom	
N°	Nom de la rue, app./bureau	N°	Nom de la rue, app./bureau
Municipalité/ville		Municipalité/ville	
Province	Code postal	Province	Code postal
Principaux secteurs d'activité de cet établissement	Réservé à l'administration	Principaux secteurs d'activité de cet établissement	Réservé à l'administration
1er secteur d'activité	Code d'activité	1er secteur d'activité	Code d'activité
2e secteur d'activité (s'il y a lieu)	Code d'activité	2e secteur d'activité (s'il y a lieu)	Code d'activité
→ ***Activité à déclaration obligatoire : Marquer d'un X si vous exploitez un point de vente de tabac au détail (001).*** ☐		→ ***Activité à déclaration obligatoire : Marquer d'un X si vous avez cessé d'exploiter un point de vente de tabac au détail (001).*** ☐	

Si l'espace prévu est insuffisant, joindre une annexe remplie en deux exemplaires en indiquant votre NEQ, la section correspondante et les modifications en termes d'ajout et/ou de retrait.

Numéro d'entreprise du Québec (NEQ)										
NEQ	1	1	6	4	3	0	3	3	1	6

4 - Informations générales (suite)

- Tout changement concernant l'établissement principal doit être déclaré dans la section prévue à cette fin.
- Pour ajouter ou retirer un établissement, inscrire l'adresse de cet établissement en précisant le nom qui le désigne et les deux principaux secteurs d'activité qui y sont exercés.
- Pour modifier soit le nom, l'adresse, les deux principaux secteurs d'activité d'un établissement ou une activité à déclaration obligatoire, inscrire toutes les coordonnées désignant cet établissement sous ajout et toutes les coordonnées déjà déclarées sous retrait.
- Si vous avez cessé d'utiliser un nom déclaré dans un établissement, veuillez également le retirer dans la section « Autres noms utilisés au Québec ».

Autres établissements

Ajout		Retrait	
Nom		Nom	
Nº	Nom de la rue, app./bureau	Nº	Nom de la rue, app./bureau
Municipalité/ville		Municipalité/ville	
Province	Code postal	Province	Code postal
Principaux secteurs d'activité de cet établissement	Réservé à l'administration	Principaux secteurs d'activité de cet établissement	Réservé à l'administration
1er secteur d'activité	Code d'activité	1er secteur d'activité	Code d'activité
2e secteur d'activité (s'il y a lieu)	Code d'activité	2e secteur d'activité (s'il y a lieu)	Code d'activité
➔ *Activité à déclaration obligatoire : Marquer d'un X si vous exploitez un point de vente de tabac au détail (001).* ☐		➔ *Activité à déclaration obligatoire : Marquer d'un X si vous avez cessé d'exploiter un point de vente de tabac au détail (001).* ☐	

E) Autres noms utilisés au Québec

- Déclarer tout autre nom utilisé par la personne morale dans l'exercice de ses activités, dans l'exploitation de son entreprise ou aux fins de la possession d'un droit réel immobilier autre qu'une priorité ou une hypothèque. Cela comprend notamment les noms d'emprunt utilisés, les noms de marchandises ou de services (marques de commerce) dont la personne morale est propriétaire ou usagère au Québec. S'il s'agit d'une marque de commerce, le préciser.
- Déclarer tout nouveau nom sous ajout et tout nom qui n'est plus utilisé sous retrait. Une version française est obligatoire pour chacun des noms déclarés dans une autre langue.

Ajout	Retrait
Nom: LATITUDE VERTE	Nom
Nom: GREEN LATITUDE	Nom
Nom	Nom

5 - Identification des actionnaires - Pour toute modification, réinscrire par ordre d'importance le nom et le domicile des trois actionnaires qui détiennent le plus grand nombre de voix.

Est-ce que le premier actionnaire détient plus de 50 % des voix? Marquer la case appropriée d'un X. Oui ☐ Non ☐

Nom du premier actionnaire			
Nº	Nom de la rue		App./bureau
Municipalité/ville	Province/État	Code postal	Pays
Nom du deuxième actionnaire			
Nº	Nom de la rue		App./bureau
Municipalité/ville	Province/État	Code postal	Pays
Nom du troisième actionnaire			
Nº	Nom de la rue		App./bureau
Municipalité/ville	Province/État	Code postal	Pays

Si l'espace prévu est insuffisant, joindre une annexe remplie en deux exemplaires, en indiquant votre NEQ, la section correspondante et les modifications en termes d'ajout et/ou de retrait.

Numéro d'entreprise du Québec (NEQ)										
NEQ	1	1	6	4	3	0	3	3	1	6

8 - Identification du président, du secrétaire et du principal dirigeant (qui ne sont pas membres du conseil d'administration)

- Pour ajouter des coordonnées, inscrire le code de fonction, le nom et le domicile sous ajout.
- Pour retirer des coordonnées déjà déclarées, inscrire le code de fonction, le nom et le domicile sous retrait.
- Pour modifier des coordonnées, inscrire les nouvelles coordonnées sous ajout et les coordonnées déjà déclarées sous retrait.

Codes de fonction : PR Président SE Secrétaire PD Principal dirigeant

Ajout	Retrait
Code / Nom et prénom	Code / Nom et prénom
N° / Nom de la rue, app./bureau	N° / Nom de la rue, app./bureau
Municipalité/ville / Province/État	Municipalité/ville / Province/État
Code postal / Pays	Code postal / Pays
Code / Nom et prénom	Code / Nom et prénom
N° / Nom de la rue, app./bureau	N° / Nom de la rue, app./bureau
Municipalité/ville / Province/État	Municipalité/ville / Province/État
Code postal / Pays	Code postal / Pays
Code / Nom et prénom	Code / Nom et prénom
N° / Nom de la rue, app./bureau	N° / Nom de la rue, app./bureau
Municipalité/ville / Province/État	Municipalité/ville / Province/État
Code postal / Pays	Code postal / Pays

9 - Administrateur du bien d'autrui

- Cette personne a les droits et obligations que la *Loi sur la publicité légale des entreprises individuelles, des sociétés et des personnes morales* confère à la personne morale.

Marquer d'un X si vous désirez retirer l'administrateur du bien d'autrui déjà déclaré au registre. . . . . ☐

Pour déclarer ou modifier des informations concernant l'administrateur du bien d'autrui, remplir toutes les cases ci-dessous.

CU Curateur ☐ FI Fiduciaire ☐ LI Liquidateur ☐ SQ Séquestre ☐ SY Syndic ☐

AU Autre ☐ Si autre, le détailler obligatoirement.

Nom | N° | Nom de la rue, app./bureau

Municipalité/ville | Province/État | Code postal | Pays

10 - Certification

Je James Smith

Prénom et nom de la personne autorisée (en lettres moulées)

domicilié(e) au 651, rue Notre-Dame ouest, 3e étage, Montréal, Québec, H3C 1J1

N°, rue, appartement, municipalité/ville, province, code postal et pays

atteste que je suis la personne autorisée par la personne morale à signer la présente déclaration et que les renseignements déclarés sont vrais.

[signature]

Signature obligatoire

2009/08/13

Date (année/mois/jour)

Un exemplaire de cette déclaration sera déposé au Registre des entreprises du Québec et l'autre vous sera retourné.

SIGNER ET RETOURNER TOUTES LES PAGES DE CETTE DÉCLARATION EN DEUX EXEMPLAIRES.
NE PAS TÉLÉCOPIER.